Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports First Quarter 2019 Results

TYSONS, VA (May 6, 2019) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2019. Highlights include:

First Quarter 2019 Highlights

•	Comparable RevPAR was $176.44, an increase of 4.5% from the same period in 2018;
•	Net income was $97 million and net income attributable to stockholders was $96 million;
•	Adjusted EBITDA was $176 million;
•	Adjusted FFO attributable to stockholders was $136 million;
•	Diluted earnings per share was $0.48;
•	Diluted Adjusted FFO per share was $0.67, an increase of 3.1% from the same period in 2018;
•	Comparable Hotel Adjusted EBITDA margin was 28.7%, an increase of 100 bps from the same period in 2018; and
•	Completed the sale of the Pointe Hilton Squaw Peak Resort and the Hilton Nuremberg for total gross proceeds of $68.9 million.

Additionally, Park announced, in a separate press release today, a $2.7 billion strategic acquisition of Chesapeake Lodging Trust, which is expected to be completed in late third quarter or early fourth quarter of 2019.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am very pleased with our first quarter results, which has laid the foundation for a strong year for Park. First quarter RevPAR increased 4.5%, driven by exceptional performance in San Francisco where RevPAR was up nearly 24%. Our portfolio grew RevPAR index share by 480 basis points in aggregate, highlighting the success of our internal growth initiatives. Comparable Hotel Adjusted EBITDA margin also improved 100 basis points, demonstrating our success in improving operational efficiencies in our portfolio. In addition, the success of our grouping up initiative allowed us to achieve 35% overall group mix for the first quarter. With group pace still trending over 10% for our comparable portfolio, we remain confident that we are well positioned to once again deliver strong results in 2019. We also made meaningful progress on our capital recycling initiatives, closing on the sale of the Hilton Squaw Peak Resort and the Hilton Nuremberg. To date, we have sold 15 non-core assets for approximately $590 million.”

Selected Statistical and Financial Information

(unaudited, amounts in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended March 31,
	2019	2018	Change(1)
Comparable RevPAR	$176.44	$168.81	4.5%
Comparable Occupancy	79.5%	79.0%	0.5	% pts
Comparable ADR	$221.86	$213.52	3.9%

Net income	$97	$149	(34.9)%
Net income attributable to stockholders	$96	$150	(36.0)%

Adjusted EBITDA	$176	$174	1.1%
Comparable Hotel Adjusted EBITDA	$181	$166	9.0%
Comparable Hotel Adjusted EBITDA margin	28.7%	27.7%	100	bps
Adjusted FFO attributable to stockholders	$136	$137	(0.7)%

Earnings per share - Diluted(1)	$0.48	$0.71	(32.4)%
Adjusted FFO per share - Diluted(1)	$0.67	$0.65	3.1%
Weighted average shares outstanding - Diluted	202	212	(10)

(1)	Amounts are calculated based on unrounded numbers.

Top 10 Hotels

RevPAR at Park’s Top 10 Hotels, which account for over 70% of Hotel Adjusted EBITDA, increased 5.3% during the first quarter, as compared to the same period in 2018, primarily due to an increase in rate. Highlights within the Top 10 Hotels include:

•	Hilton Hawaiian Village Waikiki Beach Resort: RevPAR increased 0.5% for the quarter primarily due to an increase in group business, which offset a decline in transient demand;
•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: Combined RevPAR increased 23.8% for the quarter due to strong group demand, resulting in an increase in group revenue of 42.1%, coupled with a 16.1% and 9.7% increase in contract and transient revenue, respectively;

•

New York Hilton Midtown: RevPAR decreased 1.3% for the quarter primarily due to a decline in rate as a result of a decrease in group business, partially offset by increases in both transient and contract business;

•

Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: Combined RevPAR decreased 0.3% for the quarter primarily due to a decline in rate resulting from a decrease in transient business that was partially offset by an increase in group demand;

•	Hilton New Orleans Riverside: RevPAR increased 1.9% for the quarter primarily due to strong group demand, resulting in a 10.1% increase in group revenue;
•	Hilton Chicago: RevPAR decreased 5.5% during the quarter as a result of a decrease in group business from fewer citywide event room nights related to an event that occurs every other year;
•	Casa Marina, A Waldorf Astoria Resort: RevPAR increased 7.8% during the quarter primarily attributable to an increase in rate from strong transient demand; and
•	Hilton Waikoloa Village: RevPAR decreased 5.8% for the quarter due to a decrease in transient revenue from continued disruption caused by the 2018 volcanic activity on the Big Island.

Total Consolidated Comparable Hotels

Comparable RevPAR increased 4.5% for the quarter primarily due to a 3.9% increase in rate as compared to the same period in 2018. During the three months ended March 31, 2019, group and contract revenues increased 10.3% and 19.3%, respectively, driven by a 5.0% increase in group room nights, which offset a 0.5% decline in transient revenue as compared to the same period in 2018. Transient decline was driven by a 3.3% decrease in transient room nights offset by a 2.9% increase in transient rate.

The overall increase in comparable RevPAR was primarily a result of increases in rate and occupancy at both Park’s Northern California and Southern California hotels. Northern California benefited from an increase at Park’s San Francisco hotels in group, contract and transient revenue of 42.1%, 16.1% and 9.7%, respectively. Southern California benefited primarily from a 52.7% RevPAR increase at the Hilton Santa Barbara Beachfront Resort from an increase in occupancy and rate following the renovation and repositioning of the hotel completed in April 2018. RevPAR increased at Park’s New Orleans hotels as a result of an increase in group revenue at the Hilton New Orleans Riverside and contract revenue, which more than doubled at the Hilton New Orleans Airport. The overall increase in RevPAR was partially offset by declines in RevPAR at Park’s Hawaii and Chicago hotels. The decline in RevPAR in Hawaii was primarily a result of a decrease in transient revenue. The decline in Chicago is primarily a result of a decrease in group revenue at the Hilton Chicago.

Caribe Hilton Update

The Caribe Hilton is currently expected to reopen on May 15, 2019.  In the first quarter of 2019, Park recognized $2 million of insurance proceeds related to business interruption, net of expenses.

Dispositions

In February and March 2019, Park sold the 563-room Pointe Hilton Squaw Peak Resort in Phoenix, AZ for a sales price of $51.4 million, or $91,200 per key, and the 152-room Hilton Nuremberg in Nuremburg, Germany for a sales price of $17.5 million, or $115,000 per key, both of which are subject to customary adjustments.

On May 3, 2019, Park executed an agreement to sell its 274-room Embassy Suites Parsippany and its 317-room Hilton New Orleans Airport for an aggregate sales price of $75.0 million.  Additionally, Park executed a separate agreement to sell its 507-room Hilton Atlanta Airport for a sales price of $101 million.  Both sales are currently expected to close in June 2019.

Balance Sheet and Liquidity

Park had the following debt outstanding as of March 31, 2019:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2019
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Capital lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.16%(1)		2,178

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2021(3)	—
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt		3.98%		780

Less: unamortized deferred financing costs and discount				(9)
Total Debt(4)		4.11%(1)		$2,949

(1)	Calculated on a weighted average basis.
(2)	$1 billion available.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(4)	Excludes $234 million of Park’s share of debt of its unconsolidated joint ventures.

Total cash and cash equivalents were $290 million as of March 31, 2019, including $14 million of restricted cash.

Capital Investments

Excluding the redevelopment of the Caribe Hilton, Park invested $35 million in the first quarter on capital improvements at its hotels, including $23 million on improvements made to guest rooms, meeting spaces and other guest-facing areas. Key projects for the quarter included:

•	Hilton Hawaiian Village Waikiki Beach Resort: $5 million primarily on guest room and exterior renovations;
•	Hilton Orlando Bonnet Creek: $4 million primarily on meeting room and guest room renovations;
•	Hilton Chicago: $3 million primarily on meeting room and guest room renovations;
•	Hilton San Francisco Union Square: $2 million primarily on meeting room and guest room renovations;
•	Hilton New Orleans Riverside: $2 million primarily on meeting room and exterior renovations;
•	Hilton Waikoloa Village: $2 million primarily on exterior renovations;
•	Hilton Boston Logan Airport: $2 million primarily on guest room renovations;
•	Hilton Orlando Lake Buena Vista: $2 million primarily on guest room renovations;
•	New York Hilton Midtown: $2 million primarily on guest room and exterior renovations; and
•	Waldorf Astoria Reach Resort: $2 million primarily on guest room renovations.

Dividends

Park declared a first quarter 2019 cash dividend of $0.45 per share to stockholders of record as of March 29, 2019. The first quarter 2019 cash dividend was paid on April 15, 2019.

On April 26, 2019, Park declared a second quarter 2019 cash dividend of $0.45 per share to be paid on July 15, 2019 to stockholders of record as of June 28, 2019.

Full-Year 2019 Outlook

Hilton Waikoloa Village is included in Park’s 2019 comparable hotels as its room count is expected to remain consistent throughout 2019 as compared to 2018. Park expects the full-year 2019 operating results, excluding the effect of the acquisition of Chesapeake Lodging Trust announced today, to be as follows:

(unaudited, dollars in millions, except per share amounts)

	2019 Outlook				2019 Outlook				Change at
	as of May 6, 2019				as of February 27, 2019				Midpoint
Metric	Low		High		Low		High

Comparable RevPAR Growth	2.5%		4.5%		2.0%		4.0%		0.5%
Comparable RevPAR	$181		$184		$179		$183		$2

Net income	$358		$386		$294		$323		$63.5
Net income attributable to stockholders	$350		$378		$286		$315		$63.5
Diluted earnings per share(1)	$1.73		$1.87		$1.42		$1.56		$0.31

Adjusted EBITDA	$750		$780		$745		$775		$5
Comparable Hotel Adjusted EBITDA margin change	20	bps	80	bps	0	bps	60	bps	20	bps
Adjusted FFO per share - Diluted(1)	$2.93		$3.07		$2.91		$3.05		$0.02

(1)	Per share amounts are calculated based on unrounded numbers.

Full-year 2019 guidance is based in part on the following assumptions:

•	General and administrative expenses are projected to be $46 million, excluding $15 million of non-cash share-based compensation expense and $1 million of severance expense;
•	Fully diluted weighted average shares are expected to be 202.2 million;
•

Includes $8 million of Adjusted EBITDA from the Caribe Hilton representing a partial year of operations, for which Park expects to be covered by business interruption insurance resulting from the hotel being closed for a portion of 2019 following the damage caused by Hurricane Maria; and

•	Excludes potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Park’s full-year 2019 guidance is based on a number of factors, many of which are outside the Company’s control and all of which are subject to change.  Park may change the guidance provided during the year as actual and anticipated results vary from these assumptions.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss first quarter 2019 results on Monday, May 6, 2019 beginning at 9:00 a.m. Eastern Time. This call will replace Park’s previously scheduled earnings call which has been cancelled.

Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2019 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the declaration and payment of future dividends, statements about the benefits of the proposed transaction involving Park and Chesapeake and statements that address operating performance, events or developments that Park expects or anticipates will occur in the future, including but not limited to statements regarding anticipated synergies and G&A savings, future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance, creation of value for stockholders, benefits of the proposed transaction to customers, employees, stockholders and other constituents of the combined company, the integration of Park and Chesapeake, cost savings and the expected timetable for completing the proposed transaction, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements for various reasons, including risks associated with Park’s ability to consummate the proposed transaction and the timing of the closing of the proposed transaction; the ability to satisfy conditions necessary to close the proposed transaction; applicable regulatory changes; the availability of financing; risks associated with acquisitions generally, including the integration of the combined companies’ businesses; risks associated with execution of anticipated asset dispositions; risks associated with achieving expected revenue synergies or cost savings; as well as other risks and uncertainties detailed from time to time in Park’s filings with the SEC. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 51 premium-branded hotels and resorts with over 30,000 rooms, a substantial portion of which are located in prime United States markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	March 31,	December 31,
	2019	2018
ASSETS
Property and equipment, net	$7,944	$7,975
Investments in affiliates	49	50
Goodwill	607	607
Intangibles, net	2	27
Cash and cash equivalents	276	410
Restricted cash	14	15
Accounts receivable, net	172	153
Prepaid expenses	76	82
Other assets	42	44
Operating lease right-of-use asset	212	—
TOTAL ASSETS	$9,394	$9,363
LIABILITIES AND EQUITY
Liabilities
Debt	$2,949	$2,948
Accounts payable and accrued expenses	162	183
Due to hotel manager	110	137
Due to Hilton Grand Vacations	135	135
Deferred income tax liabilities	41	42
Other liabilities	213	332
Operating lease liability	204	—
Total liabilities	3,814	3,777
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 201,715,453 shares issued and 201,539,398 shares outstanding as of March 31, 2019 and 201,290,458 shares issued and 201,198,381 shares outstanding as of December 31, 2018	2	2
Additional paid-in capital	3,588	3,589
Retained earnings	2,044	2,047
Accumulated other comprehensive loss	(6)	(6)
Total stockholders' equity	5,628	5,632
Noncontrolling interests	(48)	(46)
Total equity	5,580	5,586
TOTAL LIABILITIES AND EQUITY	$9,394	$9,363

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues
Rooms	$405	$418
Food and beverage	183	183
Ancillary hotel	53	50
Other	18	17
Total revenues	659	668

Operating expenses
Rooms	107	112
Food and beverage	124	126
Other departmental and support	149	156
Other property-level	49	53
Management and franchise fees	33	33
Depreciation and amortization	62	70
Corporate general and administrative	17	16
Other	20	17
Total expenses	561	583

Gain on sales of assets, net	31	89

Operating income	129	174

Interest income	1	1
Interest expense	(32)	(31)
Equity in earnings from investments in affiliates	5	4
Gain on foreign currency transactions	—	1
Other gain, net	1	—

Income before income taxes	104	149
Income tax expense	(7)	—

Net income	97	149
Net (income) loss attributable to noncontrolling interests	(1)	1
Net income attributable to stockholders	$96	$150

Earnings per share:
Earnings per share - Basic	$0.48	$0.71
Earnings per share - Diluted	$0.48	$0.71

Weighted average shares outstanding - Basic	201	211
Weighted average shares outstanding - Diluted	202	212

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended
	March 31,
	2019	2018
Net income	$97	$149
Depreciation and amortization expense	62	70
Interest income	(1)	(1)
Interest expense	32	31
Income tax expense	7	—
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	5	7
EBITDA	202	256
Gain on sales of assets, net	(31)	(89)
Gain on foreign currency transactions	—	(1)
Transition expense	—	2
Severance expense	1	—
Share-based compensation expense	4	4
Other items	—	2
Adjusted EBITDA	$176	$174

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

COMPARABLE HOTEL ADJUSTED EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2019	2018
Adjusted EBITDA	$176	$174
Less: Adjusted EBITDA from investments in affiliates	10	12
Less: All other(1)	(15)	(12)
Hotel Adjusted EBITDA	181	174
Less: Adjusted EBITDA from hotels disposed of	1	8
Less: Adjusted EBITDA from non-comparable hotels	(1)	—
Comparable Hotel Adjusted EBITDA	$181	$166
_______________________________________________________

(1)      Includes other revenues and other expenses, non-income taxes on REIT leases included in other property-level expenses and corporate general and administrative expenses in the consolidated statements of operations.

	Three Months Ended
	March 31,
	2019	2018
Total Revenues	$659	$668
Less: Other revenue	18	17
Less: Revenues from hotels disposed of	6	47
Less: Revenues from non-comparable hotels(1)	3	3
Comparable Hotel Revenue	$632	$601
_______________________________________________________
(1) Includes revenues from Park's non-comparable hotels and rental revenues from office space and antenna leases located at its hotels.

	Three Months Ended
	March 31,
	2019	2018
Comparable Hotel Revenues	$632	$601
Comparable Hotel Adjusted EBITDA	$181	$166
Comparable Hotel Adjusted EBITDA margin	28.7%	27.7%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Net income attributable to stockholders	$96	$150
Depreciation and amortization expense	62	70
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Gain on sales of assets, net	(31)	(89)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(5)	(4)
Pro rata FFO of investments in affiliates	9	10
NAREIT FFO attributable to stockholders	130	136
Gain on foreign currency transactions	—	(1)
Transition expense	—	2
Severance expense	1	—
Share-based compensation expense	4	4
Other items	1	(4)
Adjusted FFO attributable to stockholders	$136	$137

NAREIT FFO per share - Diluted(1)	$0.65	$0.64
Adjusted FFO per share - Diluted(1)	$0.67	$0.65
Weighted average shares outstanding - Diluted	202	212

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2019 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income	$358	$386
Depreciation and amortization expense	245	245
Interest income	(8)	(8)
Interest expense	128	129
Income tax expense	15	16
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	22	22
EBITDA	760	790
Gain on sale of assets, net	(31)	(31)
Severance expense	3	3
Share-based compensation expense	15	15
Other items	3	3
Adjusted EBITDA	$750	$780

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2019 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income attributable to stockholders	$350	$378
Depreciation and amortization expense	245	245
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(31)	(31)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(17)	(17)
Pro rata FFO of equity investments	30	30
NAREIT FFO attributable to stockholders	573	601
Severance expense	3	3
Share-based compensation expense	15	15
Other items	2	2
Adjusted FFO attributable to stockholders	$593	$621
Adjusted FFO per share - Diluted(1)	$2.93	$3.07
Weighted average diluted shares outstanding	202.2	202.2

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders and NAREIT FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by NAREIT in its December 2018 “NAREIT Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes NAREIT FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently. The Company calculates NAREIT FFO per diluted share as NAREIT FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts NAREIT FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its consolidated hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its portfolio since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Of the 43 hotels that are consolidated as of March 31, 2019, 42 hotels have been classified as comparable hotels. Due to the continued effects of business interruption from Hurricane Maria at the Caribe Hilton in Puerto Rico, the results from this property were excluded from comparable hotels in 2019. The Company’s comparable hotels also exclude the 12 consolidated hotels that were sold in January and February 2018, 1 consolidated hotel that was returned to the lessor after the expiration of the ground lease in December 2018 and 2 consolidated hotels that were sold in February and March 2019.